FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

Filed in the Office of	Record Number E0546892009-7
[signature]	Filing Number F202609212248
Secretary of State State Of Nevada	Filed On 09/21/2026 03:45 PM
	Number of Pages 3

401 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708

Profit Corporation

Certificate of Amendment (PURSUANT TO NRS 78.380, 78.385, 78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

CEA Industries Inc.

Entity or Nevada Business Identification Number (NVID): NV20091480555

2. Restated or Amended and Restated Articles: (Domestic corporations)

If restating, complete sections 1, 2, and 7. If amending and restating, complete sections 1, 2, 3, 6 and 7.

You must include the Restated Articles or the Amended and Restated Articles with this filing.

Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ **Restated Articles:** The articles are being restated without any changes and include all amendments made up to the date of this certificate.

The certificate must be signed by an officer of the corporation.

Statutory Statement: The officer signing this certificate confirms that they are authorized to do so by a board resolution adopted on the date listed, and that this certificate accurately reflects the articles of incorporation as amended as of that date.

Date the board of directors adopted the resolution to approve the restated articles:

Date:

☐ **Amended and Restated Articles:** The articles are being restated to include all previous amendments and the current changes.

3. Amendment Filing Type: (Select only one box)

Domestic Corporation
If amending, complete sections 1, 3, 6 and 7.

☐ **Certificate of Amendment to Articles of Incorporation - Before Issuance of Stock (Pursuant to NRS 78.380)**

Statutory statement: The signers are at least two-thirds of the incorporators or two-thirds of the board of directors, and as of the date of the certificate, the corporation has not issued any voting stock.

☒ **Certificate of Amendment to Articles of Incorporation - After Issuance of Stock (Pursuant to NRS 78.385 and 78.390)**

☒ Check this box if the amendment is for a name change only.

- No stockholder approval is required for a name change under NRS 78.390(8).

☐ If the amendment includes other changes, confirm the following:

- The proposed amendment(s) were submitted to the stockholders for approval.
- Stockholders holding at least a majority of the voting power (or greater, if required by the articles or law) approved the amendment(s).
- Voting Results (e.g., number of shares for/against or percentage approved):

You must include the filing fee with this form. See the instructions for more information.

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

401 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708

Profit Corporation

Certificate of Amendment (PURSUANT TO NRS 78.38, 78.385, 78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Officer's Statement: **Foreign corporations only.** Complete 1, 4, 6 and 7.	Name used in the home state (if different from the name used in Nevada): Jurisdiction of formation (state or country): Attach a certified copy or certificate showing that amendments were filed in the state where the corporation was formed.
5. Effective Date and Time: (Optional)	Date: September 29, 2026 Time: 12:01 a.m. Pacific Time Effective date is not to exceed 90 days of the filing date of this form. If left blank, this form will be effective upon filing with the SOS. If you select a later effective date but the effective time is left blank, the effective time will be at 12:01 Pacific time on the specified date.
6. Describe the Changes:	Applicable changes (select all that apply): ☒ The entity name has changed ☐ The registered agent has changed (attach Certificate of Acceptance from new registered agent) ☐ The entity's purpose has changed ☐ The initial Board of Directors/ Trustees or Stockholders from the organization have changed ☐ IRS tax language added. ☐ The organization changed the articles ☐ The organization deleted articles ☐ The authorized shares have been amended ☐ Other The organization amended the articles as follows: (provide article numbers, if available) Article 1 is hereby amended to read in its entirety as follows: "The name of the corporation is BNB Standard Corporation." (attach additional page[s] if necessary)
7. Signature: (Required)	Margaret — Print First Name; Rosenfeld — Print Last Name X [signature] — Signature; Corporate Secretary — Title Attach additional page(s) if additional signatures are necessary.

You must include the filing fee with this form. See the instructions for more information.

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

401 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708

ABOVE SPACE IS FOR OFFICE USE ONLY

Name Consent or Release of Reserved Name

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

Form purpose:

- **Name Consent** is used when the holder of a name already on file or a reserved name gives written, acknowledged consent for another to use the same name.
- **Name Release** is used when the holder of a reserved name releases that reservation so the name may be used by another party.

Completing the form:

- Current Name Holder
  - ➢ Write your name (the person or business that currently holds the name).
- Name Subject to Consent or Release
  - ➢ Write the name of the business entity that is giving consent or releasing the name.
- Receiving Party
  - ➢ Write the name of the person or business that will be using the name.

Signature

- The form **must be signed by the current holder of the name and notarized.** This means it must be **signed in front of a notary public,** who will verify your identity and witness your signature.

☒ Name Consent ☒ Name Reservation Release

I, Robert C. Kim, hereby give consent/release for the
(The person who is the current holder of the entity name)

entity name of BNB Standard to
(Entity name having consent or being released)

CEA Industries Inc. for use.
(The person the name is being released to)

Signed: X [signature]
Signature of current holder of name

State of Utah
County of Salt Lake

This document was acknowledged before me on Sept. 21, 2026 by Robert C. Kim.
(Date) (Name of person being notarized)

Tiffany Hollingworth
Signature of notary public

TIFFANY HOLLINGWORTH
Notary Public State of Utah
My Commission Expires on:
July 03, 2028
Comm. Number: 737968